Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-132950 and Form S-8 No. 333-167468) pertaining to the iHeart Media, Inc. 401(k) Savings Plan of our report dated June 22, 2018, with respect to the financial statements and schedule of the iHeart Media, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Antonio, Texas

June 22, 2018

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